UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Effective June 9, 2006, Southwest Community Bancorp, a California corporation (“SWCB”) merged (the “Merger”) with and into Placer Sierra Bancshares (the “Company” or “PLSB”). In addition, Southwest Community Bank, the wholly owned subsidiary of SWCB, merged with and into Placer Sierra Bank (the “Bank”), the wholly owned subsidiary of the Company. The Merger was consummated pursuant to an Agreement and Plan of Merger and Reorganization (the “Reorganization Agreement”) between the Company and SWCB. Pursuant to the Reorganization Agreement, certain agreements were assumed by the Company and the Bank, including certain supplemental executive compensation agreements, as amended, and split dollar plans, as amended, by and between Southwest Community Bank and Frank J. Mercardante (the former Chief Executive Officer of SWCB), Alan J. Lane (the former President and Chief Operating Officer of SWCB) and Stuart McFarland (the former Executive Vice President of SWCB). As a consequence of the change in control of SWCB contemplated by the Reorganization Agreement, Messrs. Mercardante and Lane are entitled to accelerated vesting of their supplemental retirement benefits. Mr. McFarland is continuing employment with Placer Sierra Bank and the vesting of his supplemental retirement benefits will continue as set forth in his supplemental executive compensation agreement, as amended. The present value of the supplemental executive compensation benefits are estimated at $2.72 million for Mr. Mercardante, $1.24 million for Mr. Lane and $1.04 million for Mr. McFarland. The supplemental executive retirement agreements and split dollar plans will be filed as exhibits to the Company’s next quarterly report on Form 10-Q. Mr. Mercardante has been appointed to the Board of Directors of the Company (see Item 2.01) and Mr. McFarland is continuing employment as officer of the Bank.

On June 7, 2006, the Compensation Committee of the Board of Directors of the Company approved an Amended and Restated Employment Agreement with Ronald W. Bachli, the Company’s Chairman of the Board of Directors and Chief Executive Officer. The agreement has an effective date of January 1, 2006 and continues through December 31, 2008 and, in connection with the agreement, the Committee granted Mr. Bachli 125,000 options. The options vest twenty percent (20%) on December 31, 2006, twenty percent (20%) on December 31, 2007, forty percent (40%) on December 31, 2008, and the remaining twenty percent (20%) vest on December 31, 2009; provided that if Mr. Bachli is not retained as a director of the Company through December 31, 2009, then and in that event, the vesting of the last twenty percent (20%) increment shall accelerate and become fully exercisable at December 31, 2008. Other material terms that were amended provide that the agreement does not continue to renew for additional one-year periods, that Mr. Bachli will receive one times his base salary if the Company terminates his employment without cause and two times his base salary if Mr. Bachli’s employment is terminated in connection with a change in control (the employment agreement previously provided Mr. Bachli was entitled to receive up to three times his base salary in both instances). Provisions were also added to ensure the contract complies with Internal Revenue Code 409A. The Amended and Restated Agreement will be filed with the Company’s next quarterly report on Form 10-Q.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As discussed under Item 1.01, effective June 9, 2006, SWCB merged with and into the Company. In connection with the Merger, each outstanding share of SWCB common stock will be converted into 1.58 shares of Company common stock. The exchange ratio was determined by the average daily volume-weighted stock price of the Company’s common stock over a 20 trading day measurement period ending the fifth trading day prior to the closing date of the transaction. Provided that none of the shareholders of SWCB dissent, Placer Sierra Bancshares will issue approximately 7.2 million shares as payment for this transaction including shares reserved for issuance upon exercise of SWCB warrants that were assumed by the Company in connection with the Merger.

The Reorganization Agreement and a press release relating to the Merger are attached hereto as Exhibits 2.1 and 99.1 to this Form 8-K, respectively, and are incorporated herein by reference. A copy of the Warrant Agreement, as assumed, Form of Warrant and First Amendment to the Warrant Agreement (which was amended effective June 12, 2006 to make administrative changes such as setting forth new notification provisions in the Warrant Agreement) will be filed with the Company’s next quarterly report on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 22, 2003, SWCB completed a trust preferred securities transaction in the amount of $8,248,000. In connection with the transaction, SWCB formed a wholly-owned business trust subsidiary, Southwest Community Statutory Trust I (the “Trust”), pursuant to the laws of the State of Connecticut, to facilitate the transaction. The Trust issued and sold $8,000,000 aggregate principal amount of floating rate trust preferred securities (the “Capital Securities”) to private investors and issued $248,000 Common Securities to the Company. The Trust used the proceeds of these issuances to purchase $8,248,000 of SWCB’s Floating Rate Junior Subordinated Debentures due 2033 (the “Debentures”). The terms for the Capital Securities and the Debentures are essentially identical.

The holders of the Capital Securities are entitled to receive cumulative cash distributions at a variable annual rate, reset quarterly, equal to three month LIBOR plus 3.15%. Assuming that no default has occurred, distributions may be deferred at any time for a period of up to twenty consecutive calendar quarters. The Capital Securities can be called on or after June 26, 2008 at their face value.

Concurrently with the issuance of the Capital Securities, SWCB entered into a Guarantee Agreement dated April 22, 2003 between SWCB and U.S. Bank National Association, a national association (“U.S. Bank”) under which SWCB guaranteed the payment of various obligations associated with the Capital Securities.

The Debentures were issued pursuant to an Indenture dated as of April 22, 2003 (the “Indenture”), between SWCB and U.S. Bank, as trustee. The terms of the Debentures are governed by an Amended and Restated Declaration of Trust dated as of April 22, 2003 (the “Declaration”) between SWCB as sponsor, U.S. Bank, as institutional trustee and the Administrators named therein.

In connection with the Merger, on June 9, 2006, the Company assumed all of SWCB’s obligations in connection with the Debentures and Capital Securities. As successor to SWCB under the Indenture, the Company entered into a First Supplemental Indenture with U.S. Bank, whereby the Company assumed all right, title and interest in, to and under the Indenture and assumed and agreed to fully and completely pay, perform and discharge all of SWCB’s liabilities and obligations under the Indenture.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Floating Rate Junior Subordinated Deferrable Interest Debentures, the Guarantee Agreement and the First Supplemental Indenture. Copies of the Indenture, the Declaration, the Floating Rate Junior Subordinated Debentures, the Guarantee Agreement and the First Supplemental Indenture will be filed with the Company’s next quarterly report on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers’; Election of Directors; Appointment of Principal Officers

In connection with the Merger, two members of SWCB’s Board of Directors, Allan W. Arendsee and Mr. Mercardante, were appointed by the Board of Directors of the Company to serve as members of its Board of Directors. Mr. Mercardante will serve on the Audit Committee of the Company’s Board of Directors and Mr. Arendsee will serve on the ALCO Committee, which is an executive committee.

In connection with the Merger, Mr. Arendsee is entitled to receive approximately 344,647 shares of common stock of PLSB and warrants to purchase approximately 10,949 shares of common stock of PLSB based on his ownership of SWCB common stock and warrants to purchase common stock immediately prior to the Merger. Based on the average of the high and low sales prices of PLSB’s common stock on June 9, 2006, Mr. Arendsee’s ownership interest in PLSB (excluding the warrants) has a value of approximately $8.1 million.

In connection with the Merger, Mr. Mercardante is entitled to receive approximately 360,769 shares of common stock of PLSB and warrants to purchase approximately 995 shares of common stock of PLSB based on his ownership of SWCB common stock and warrants to purchase common stock immediately prior to the Merger. Based on the average of the high and low sales prices of PLSB common stock on June 9, 2006, Mr. Mercardante’s ownership interest in PLSB (excluding the warrants) has a value of approximately $8.5 million.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements required by this item shall be filed not later than 71 days after the date that this report is required to be filed.

(b) Pro Forma Financial Information.

Financial statements required by this item shall be filed no later than 71 days after the date that this report is required to be filed.

(c) Shell Company transactions.

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger and Reorganization, between Placer Sierra Bancshares and Southwest Community Bancorp, dated February 15, 2006 (incorporated herein by reference to Form 8-K filed with the SEC on February 21, 2006.)

99.1	Press release dated June 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)
Date June 12, 2006
/s/ David E. Hooston
David E. Hooston Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger and Reorganization, between Placer Sierra Bancshares and Southwest Community Bancorp, dated February 15, 2006 (incorporated herein by reference to Form 8-K filed with the SEC on February 21, 2006.)

99.1	Press release dated June 12, 2006